Exhibit 10.1

WMS Industries

2009 Employee Stock Purchase Plan

(As Amended and Restated Effective July 1, 2009)

WMS INDUSTRIES INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective July 1, 2009)

Section 1. Purpose.

The purpose of the WMS Industries, Inc. 2009 Employee Stock Purchase Plan is to provide employees of WMS Industries Inc. and its Designated Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of the Company’s Common Stock. The Plan is effective July 1, 2009. Among other considerations, it is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423. The Plan was adopted by the Company’s Board of Directors on October 20, 2008 and approved by the Company’s stockholders on December 11, 2008.

Section 2. Definitions.

(a) “Account” means the bookkeeping account established and maintained by the Company for each Participant to which such Participant is credited pursuant to Section 6(b) of the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Company’s Plan Administration Committee.

(e) “Common Stock” means the common stock, $.50 par value, of the Company.

(f) “Company” means WMS Industries Inc., and any successor thereto.

(g) “Compensation” means total cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as a salary, wages, overtime, shift differentials, bonuses, commissions and incentive compensation, but excludes relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of:

(i) sick leave;

(ii) military leave; or

(iii) any other leave of absence approved by the Committee (provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time); or

(iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(i) “Contributions” means all payroll deductions credited to the Account of a Participant pursuant to Section 6(b) of the Plan.

(j) “Designated Broker” means the stock brokerage or other financial services firm designated by the Committee to hold Common Stock purchased by Participants under the Plan.

(k) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan; provided, however, that the Committee shall only have the discretion to designate Subsidiaries if the issuance of purchase rights to such Subsidiary’s Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

(l) “Effective Date” means July 1, 2009, the date on which the Plan takes effect.

(m) “Employee” means any person, including an Officer, who is employed by the Company or a Designated Subsidiary, including employees who are members of a collective bargaining unit, but exclusive of any such person (i) who has been employed by the Company or a Designated subsidiary for less than one (1) year; (ii) whose customary employment is for twenty (20) hours or less per week; and (iii) who does not reside in and is not employed in the United States.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) “Fair Market Value” means, as of any relevant date, the closing price of a share of Common Stock on the New York Stock Exchange (“NYSE”) as reported in The Wallstreet Journal or as reported on such other national or regional securities exchange or market system constituting the primary market for such stock, or as determined by the Committee if such stock is not so reported. If the relevant date does not fall on a day on which the Common Stock in quoted on the NYSE or such other national or regional securities exchange or market system, the date on which the Fair Market Value per share of such Common Stock shall be established shall be the last day on which the Common Stock of the Company was so quoted prior to such relevant date.

(p) “Offering Date” means the first business day of each Offering Period of the Plan.

(q) “Offering Period” means each period of six (6) consecutive months commencing on July 1, 2009 and each January 1 and July 1 thereafter, during which an Employee can set aside payroll deductions for use in purchasing Common Stock.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Participant” means an Employee of the Company who elects to participate in the Plan pursuant to the provisions of Section 5.

(t) “Plan” means the WMS Industries Inc. 2009 Employee Stock Purchase Plan.

(u) “Purchase Date” means the last business day of each calendar quarter.

(v) “Purchase Price” means, with respect to an Offering Period, an amount equal to 85% of the Fair Market Value of a Share on the Purchase Date.

(w) “Share” means a full or fractional share of Common Stock, as adjusted in accordance with Section 17 of the Plan.

(x) “Subscription Agreement” means the enrollment forms provided by the Committee and completed by an Employee electing to participate in the Plan in accordance with Section 5.

(y) “Subscription Date” means the date coinciding with the close of business for the Company’s payroll office which is the last business day before the Offering Date of the first Offering Period to which the Subscription Agreement applies.

(z) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Code Section 424(f).

Section 3. Eligibility.

(a) General Rule. With respect to any Offering period, any Employee on the Offering Date for such Offering Period shall be eligible to participate in the Plan during such Offering Period subject to the requirements of Section 5(b) and any limitations imposed by Code Section 423.

(b) Exceptions to the General Rule. Notwithstanding anything to the contrary under the Plan, no Employee shall be granted an option under the Plan for an Offering Period if:

(i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own Shares and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or

(ii) such option would permit the Employee to purchase Common Stock under all “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Common Stock (determined as of the Offering Date) for each calendar year in which such option is outstanding at any time.

(a) Non-Employee Directors. Non-employee directors of the Company are not eligible to participate in the Plan.

Section 4. Offering Periods.

The Plan shall be implemented by a series of Offering Periods of six (6) months’ duration, with new Offering Periods commencing on January 1 and July 1 of each calendar year (or at such other time or times as may be determined by the Committee). The first Offering Period shall commence on the Effective Date of the Plan and continue until December 31, 2009. Offering Periods shall continue until either (i) the Committee decides, in its sole discretion, that there will be no further Offering Periods because the Common Stock remaining available under the Plan is insufficient to make offerings to all Employees, or (ii) the Plan is terminated in accordance with Section 18 of the Plan.

Section 5. Participation.

(a) Initial Participation. An Employee may become a Participant on the first Offering Date by delivering to the Company’s payroll office a Subscription Agreement indicating the Employee’s election to participate in the Plan and authorizing payroll deductions. The Subscription Agreement must be delivered to the Company’s payroll office no later than the Subscription Date. The Subscription Agreement and its submission may be electronic, as directed by the Company. An Employee who does not deliver a Subscription Agreement to the Company’s payroll office on or before the Subscription Date shall not participate in the Plan for that Offering Period and shall not participate for any subsequent Offering Period unless such Employee subsequently files a Subscription Agreement with the Company by the requisite Subscription Date for any such subsequent Offering Period. An Employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate during that Offering Period but may participate in any subsequent Offering Period provided such Employee files a Subscription Agreement and is still eligible to participate in the Plan as of the commencement of any subsequent Offering Period. The Committee may, from time to time, change the Subscription Date as deemed advisable in its sole discretion for proper administration of the Plan.

(b) Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately following each Offering Period in which the Participant participates unless he or she:

(i) ceases to be eligible as provided in Section 3 above,

(ii) withdraws from the Plan pursuant to Section 10(a) below, or

(iii) terminates employment as provided in Section 10(b).

If a Participant automatically participates in a subsequent Offering Period pursuant to this Section 5(b), then the Participant is not required to file any additional Subscription Agreement for any such subsequent Offering Period in order to continue participation in the Plan. However, a Participant may file a Subscription Agreement with respect to a subsequent Offering Period if the Participant desires to change any of the Participant’s elections contained in the Participant’s then effective Subscription Agreement.

(c) Payroll Deductions. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of a given Offering Period, unless sooner terminated by the Participant as provided in Section 10 of the Plan.

Section 6. Method of Payment of Contributions.

(a) Limitations on Payroll Deduction Elections. The exercise of any option during an Offering Period may be paid for only by means of payroll deductions accumulated during the Offering Period from the Participant’s regularly scheduled pay checks. A Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (or such greater percentage as the Committee may establish from time to time before an Offering Date) of such Participant’s Compensation on each payday during the Offering Period.

(b) Participant Accounts. All Contributions authorized by a Participant shall be credited to the Account established under the Plan for the Participant. The monies represented by such Account shall be held as part of the Company’s general assets, usable for any corporate purpose, and the Company shall not be obligated to segregate such monies. A Participant may not make any separate cash payment or contribution to such Account.

(c) Changes or Discontinuation of Payroll Deductions. The Participant may not increase or decrease his or her Contributions during an Offering Period. However, any Subscription Agreement filed by the Participant and delivered to the Company’s payroll office no later than the Subscription Date which elects a different Contribution amount per pay check (whether increasing or decreasing such amount) shall take effect as of the Offering Date for the next following Offering Period. A Participant may discontinue his or her participation in the Plan as provided in Section 10.

(d) Company’s Rights to Adjust Payroll Deductions. Notwithstanding anything to the contrary, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b)(ii) above, a Participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to a percentage less than that elected by the Participant including to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

Section 7. Grant of Options.

On each Offering Date, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date that number of full and fractional Shares determined by dividing such Employee’s Account balance as of such Purchase Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

Section 8. Exercise of Option.

(a) General Rule. Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period by applying the amount in the Participant’s Account to the purchase of that number of full and fractional Shares determined by dividing such amount by the Purchase Price. The Shares purchased upon exercise of a purchase right hereunder shall be deemed to be transferred to the Participant on the Purchase Date. During his or her lifetime, a Participant’s right to purchase Shares hereunder is exercisable only by the Participant.

(b) Pro Rata Allocation. If the total number of Shares to be purchased by Participants under the Plan exceeds the number of Shares then available under the Plan, the Board shall make a pro rata allocation of the Shares remaining available in a uniform and non-discriminatory manner. In such event, the payroll deductions to be made pursuant to the authorizations therefore shall be reduced accordingly and the Board shall give written notice of such reduction to each affected Participant.

Section 9. Delivery.

As soon as administratively practicable after a Purchase Date, the number of Shares purchased by each Participant upon exercise of his or her option shall be registered in the name of each Participant, as appropriate, and deposited into an account established in the Participant’s name with the Designated Broker. If a stock brokerage firm other than the Designated Broker initiates, on behalf of a Participant, the transfer of such Participant’s Shares being held in the Participant’s account with the Designated Broker to such other stock brokerage firm, the Designated Broker shall transfer all full and fractional Shares held in such account to such other stock brokerage firm. If a Participant initiates the transfer of Shares held in his or her account with the Designated Broker to another stock brokerage firm only full Shares shall be transferred to such other stock brokerage firm and the value of any fractional Shares will be paid to the Participant in cash.

Section 10. Voluntary Withdrawal; Termination of Employment.

(a) Withdrawal During an Offering Period. A Participant may withdraw all but not less than all of his or her Account balance under the Plan at any time prior to a Purchase Date by submitting a completed “Notice of Withdrawal” form to the Company’s payroll office or electronically completing the required documentation provided by the Company through the designated Broker, as directed by the Company’s payroll office. The Participant’s Account Balance will be paid to him or her as soon as administratively practicable after receipt of his or her Notice of Withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of Shares will be made during the Offering Period. The termination of such Option shall be irrevocable, and the Participant may not subsequently rejoin that same Offering Period for which the terminated Option was granted.

(b) Termination of Employment. Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, his or her Account balance will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her purchase right will be automatically terminated. In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and his or her Account Balance will be returned to him or her as soon as administratively practicable and his or her purchase right terminated.

(c) Subsequent Participation. A Participant’s withdrawal during an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

Section 11. Interest.

No interest shall accrue on the Contributions (reflecting payroll deductions) of a Participant in the Plan.

Section 12. Stock.

(a) Stock Subject to the Plan. The maximum number of shares of Common Stock which may be sold under the Plan is (i) five hundred thousand (500,000). Such shares of Common Stock may be either authorized and unissued shares or issued shares heretofore or hereafter acquired and held as treasury shares, as the Board may from time to time determine. In the event that there is an increase or decrease in the number of issued shares of Common Stock by reason of any cause such as a stock split, reorganization, recapitalization, combination or exchange of stock, merger, consolidation, or any other change in the corporate structure without receipt or payment of consideration by the Company (see Section 17 below), the number of Shares then remaining for issue under the Plan shall, in each such event, be adjusted by the Board in proportion to the change in issued Common Stock resulting from such cause.

(b) Stockholder Rights. The Participant shall have no interest or voting right in Shares covered by his or her purchase right until such purchase right has been exercised.

(c) Registering of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

Section 13. Administration.

(a) General. The Plan shall be administered by the Committee.

(b) Authority of the Board. The Committee shall have the authority:

(i) to construe and interpret the Plan;

(ii) to determine eligibility for participation under the Plan;

(iii) to establish, amend or waive rules, procedures and regulations for its administration (including, but not limited to, prescribing the forms and terms of instruments for Participants’ Common Stock subscriptions and beneficiary designations); and

(iv) to take any such actions as may be necessary in order to comply with the requirements of Section 423 of the Code.

Offerings under the Plan may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time. Decisions of the Committee shall be final binding on all parties having an interest in the Plan.

(c) Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

(d) Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Common Stock offering made under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith.

Section 14. Designation of Beneficiary.

A Participant may file a written designation of a beneficiary or beneficiaries who are to receive any of the benefits under this Plan in the form of shares of Common Stock and/or cash in the event of such Participant’s death prior to delivery of such benefits. Such designation of beneficiary or beneficiaries may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence at the Participant’s death of a beneficiary validly designated by the Participant, the Committee shall deliver such benefits to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Committee shall deliver such benefits to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such benefits to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in such benefits credited to the Participant under the Plan.

Section 15. Transferability.

Neither Contributions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

Section 16. Reports. Statements of Account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any, in the Participant’s Account

Section 17. Adjustments Upon Changes in Capitalization; Corporate Transactions. Subject to any required action by the stockholders of the Company, in the event of a stock split, stock dividend, reorganization, recapitalization, reclassification or combination of shares, merger, consolidation, spinoff, sale of assets or similar event, the Committee, in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems equitable, including but not limited to the following:

(i) the number and kind of shares or other securities that are reserved for issuance under the Plan,

(ii) the number and kind of share or other securities that are subject to outstanding purchase rights,

(iii) the appropriate Fair Market Value and other price determination applicable to the purchase rights, and/or,

(iv) any other affected term of such purchase right.

The Committee shall make all determination under this Section 17, and all such determinations shall be conclusive and binding.

Section 18. Amendment or Termination.

(a) The Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate in light of, and consistent with, Section 423 of the Code, or otherwise; provided, however, that no such amendment shall be effective, without approval of the stockholders of the WMS, if stockholder approval of the amendment is required by Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code. The Committee also may terminate the Plan or the granting of options pursuant to the Plan at any time; provided, however, that the Committee shall not have the right to modify, cancel, or amend any outstanding option granted pursuant to the Plan before such termination unless each Participant consents in writing to such modification, amendment or cancellation.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the

Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

Section 19. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 20. Conditions for Issuance of Shares.

Shares shall not be issued with respect to the Plan unless such Shares and the issuance and delivery of such Shares pursuant to the Plan shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such purchase right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 21. Term of Plan; Effective Date. The Plan shall become effective on July 1, 2009, subject to approval by the Company’s stockholders. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18.

Section 22. Additional Restrictions of Rule 16b-3. The terms and conditions of purchase rights granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such purchase rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 23. Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of Shares purchased during an Offering Period under this Plan if such disposition or transfer is made: (i) within two (2) years from the Offering Date of the Offering Period in which such shares were purchased or (ii) within one (1) year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized by the Participant, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

Section 24. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option under the Plan shall be assumed or an equivalent option substituted by the successor corporation or a parent corporation or subsidiary corporation of the successor corporation (as such terms are defined in Code Sections 424(e) and (f)). In the event that the successor corporation refuses to assume or substitute for the option, any Offerings Period then in progress shall be shortened by setting a new Subscription Date and any Offering Period then in progress shall end on the new Subscription Date. The new Subscription Date shall be before the date of the Company’s proposed sale or merger. The Company shall notify each Participant in writing, at least ten (10) business days prior to the new Subscription Date, that the Subscription Date for the Participant’s option has been changed to the new Subscription Date and that the Participant’s option shall be exercised automatically on the new Subscription Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

Section 25. Equal Rights and Privileges. All Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and applicable Treasury regulations promulgated thereunder.

Section 26. General Provisions.

(a) Employment. Nothing in the Plan or in any related instrument shall confer upon any Employee Participant or other Employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any Employee Participant or other Employee with or without cause.

(b) Governing Law. The Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois, except to the extent governed or superseded by the laws of the United States.

(c) No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board in accordance with the terms and provisions of the Plan.

(d) Successors. All obligations of the Company under the Plan, with respect to purchase rights thereunder, shall be binding on any successor to the Company, whether the existence or such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

(e) Severability. In the event that any provision of the Plan shall be determined to be invalid or unenforceable for any reason, the remaining provisions of the Plan shall be unaffected thereby and shall remain in full force and effect in such jurisdiction, and any such invalid or unenforceable provision shall not be considered invalid and unenforceable in any other jurisdiction.

Section 27. Non-Exclusivity of the Plan.

Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options otherwise than under this Plan, and such other incentive arrangements may be either generally applicable or applicable only in specific cases.